*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability  of Proxy Materials for the

Shareholder Meeting to Be Held on May 24, 20 12

COMPETITIVE TECHNOLOGIES, INC. COMPETITIVE TECHNOLOGIES, INC. 1375 KINGS HIGHWAY EAST SUITE 400 FAIRFIELD , CT 06824

Meeting Information

Meeting Type: Annual Meeting

For holders as of: March 26, 20 I 2

Date: May 24, 2012

Time: 10:00 AM EDT

Location:  Norwalk Inn & Conference Center

99 East Avenue

Norwalk, Connecticut  06851

You are  receiving this  communication because  you  hold shares in the above named company.

This  is not  a ballot.  You cannot  use this  notice to  vote these  shares.   This  communication presents only  an overview of  the  more complete proxy materials  that  are available to  you on  the  Internet. You may view  the  proxy materials  online  at www.proxyvote.com

or  easily request  a

paper  copy  (see reverse  side).

We encourage you to access and review all of the important information contained in the proxy materials  before  voting

See the reverse side of this notice to obtain proxy materials and voting instructions

- Before You Vote -

How to Access the  Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice  &  Proxy Statement

2. Annual Report

How  to View  Online:

Have the information that  is printed  in the  box marked by the arrow ---> xxxxxxxx xxxx  (located on the following page) and visit: www.proxyvote.com

How  to Request and   Receive a PAPER  or E-MAIL  Copy:

If you want to  receive a paper or e-mail copy of these  documents,  you must request  one. There  is NO  charge for requesting a copy. Please choose  one of the following methods  to  make your  request:

I) BY  INTERNET:

www.proxyvote.com

2) BYTELEPHONE:

1-800-579-1639

3) BY E-MAIL*:

sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed  in the  box marked by the arrow ---> xxxxxxxx xxxx   (located on the following page) in the subject  line. Requests, instructions and other inquiries sent to this e-mail address will NOT  be forwarded  to your investment advisor. Please make the request as instructed  above on or  before May I  0, 2012 to facilitate timely delivery.

- How To Vote -

Please Choose One of the  Following Voting Methods

Vote In Person: Many shareholder  meetings have attendance  requirements including, but not limited to, the possession of an attendance  ticket  issued by the  entity holding the  meeting. Please check the  meeting materials for  any special requirements for meeting attendance.  At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com

Have the information that is printed in the box marked by the arrow ---> xxxxxxxx xxxx  available and follow the instructions.

Vote  By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting  items

The Board of Directors recommends you vote

FOR the following:

1.    Election of  Directors

Nominees

01     Peter   Brennan

02   Richard  D. Hornidge,  Jr

03   Rustin Howard

04   Robert G. Moussa

05   Stan K. Yarbro, Ph.D.

The Board of Directors recommends you vote FOR the following proposals:

2.

Amend Article FOURTH of the Certificate of Incorporation filed with the Office of the Secretary of State of Delaware to read as follows: "FOURTH. The total number of shares of stock of all classes of stock which the Corporation shall have authority to issue is 40,035,920 shares, of which 35,920 shares, with a par value of $25.00 each, are to be Preferred Stock, and 40,000,000 shares, with a par value of $.01 each, are to be common stock."

3.

Ratification of the appointment of Mayer Hoffman McCann, CPAs as our independent registered public accounting firm for fiscal year 2012.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.